Exhibit 10.25.1

Execution Version

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

EVENTBRITE, INC.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

WHEREAS, Eventbrite, Inc., a Delaware corporation (the “Company”) and Pandora Media, Inc., a Delaware corporation (the “Lender”) desire to enter into a convertible subordinated promissory note (this “Note”) in the amount of Fifty Million Dollars ($50,000,000) as of September 1, 2017 in furtherance of the transactions undertaken in connection with that certain Membership Interest Purchase Agreement by and between the Company, as Buyer, the Lender, as Seller, and Ticketfly, LLC, a Delaware limited liability company, dated as of June 9, 2017, as amended (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the terms and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender hereby agree as set forth below.

* * *

FOR VALUE RECEIVED, the Company promises to pay to the Lender the principal sum of Fifty Million Dollars ($50,000,000), together with interest on the unpaid principal balance of this Note from time to time outstanding as described below. Interest on this Note will be computed on the basis of the actual number of days elapsed and a year of 365 days.

See Section 8 for certain definitions.

The Company and the Lender agree as follows:

1. Maturity. Unless earlier converted, all principal and accrued interest under this Note will be due and payable on the earlier of five (5) years from the Date of Issuance (the “Maturity Date”) or an Event of Default (as described in Section 3 below). The principal of this Note, together with all accrued and unpaid interest thereon, may be prepaid at any time without penalty or premium.

2. Interest. Interest will be payable on the principal amount of this Note on the last day of each March, June, September and December commencing September 1, 2017 (each, an “Interest Payment Date”) at the rate of six and one half percent (6.50%) per annum. Prior to the first anniversary of this Note, the Company may, at its option, make cash payments of interest, or paid-in-kind interest. Paid-in-kind interest shall be added to the outstanding principal amount of this Note on each Interest Payment Date, and shall thereafter constitute and increase the principal of this Note and bear interest in accordance with this Section 2. On each Interest Payment Date following the first anniversary of this Note, all interest shall be payable in cash. All accrued and owing interest will be due and payable together with principal on the date of any repayment of principal. Notwithstanding the foregoing, if any of the principal of or interest on any amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at the Default Rate. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

3. Event of Default. Subject to the conversion provisions described below and subject to Section 7(a) below, this Note will, upon notice from the Lender to the Company (provided, that upon the occurrence of any event described in Section 3(a) or (b), no such notice shall be required, and all amounts under this Note shall be due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company), become due and payable immediately, without notice or demand, upon the occurrence at any time of any of the following events (each, an “Event of Default”):

(a) the Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its creditors, (iv) dissolves or liquidates, or (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law;

(b) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency, or other similar law now or hereafter in effect will be commenced and an order for relief entered or such proceeding will not be dismissed or discharged within forty-five (45) days of commencement;

(c) the Company fails to pay timely any of the Principal Balance and other amounts payable hereunder on the date the same becomes due and payable; provided, that it shall not be an Event of Default for the failure of the Company to comply under this Section 3(c) to the extent such payment is prohibited under the terms of the Senior Indebtedness or any subordination agreement with respect thereto; or

(d) the declared default of the Company under any Senior Indebtedness, the result of which has resulted in the holder thereof exercising the right to accelerate such Senior Indebtedness.

Upon the occurrence of an Event of Default, the Lender will have then, or at any time thereafter while such Event of Default is continuing, all of the rights and remedies afforded by applicable law.

4. Company Representations. The Company represents and warrants to the Lender as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this Note is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company. The Note constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this Note do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset, or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license, or authorization applicable to the Company, its business, or operations.

(d) No consents or approvals are required in connection with the performance of this Note, other than any qualifications or filings under applicable securities laws.

5. Lender Representations. The Lender represents and warrants to the Company as follows:

(a) The Lender has full legal capacity and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Lender acknowledges that (i) this Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available and (ii) the Company is under no obligation to effect any such registration with respect to this Note or the underlying securities or to file for or comply with any exemption from registration. The Lender has not been formed solely for the purpose of making this investment and is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Lender has no present intention of selling or otherwise distributing the same. The Lender has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Lender’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Lender is an accredited Lender as such term is defined in Rule 501 of Regulation D under the Securities Act and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Lender (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Lender’s name on the signature page of this Note.

6. Conversion. This Note may be converted, at the option of the Lender, into shares of the Company’s common stock (“Common Stock”) according to the following terms:

(a) Conversion. This Note will convert into shares of Common Stock if the Lender notifies the Company in writing that the obligations owing hereunder should be so converted (an “Conversion”). If a Conversion occurs, the Principal Balance will automatically convert into the Conversion Shares.

(b) Maturity. If the Note has not converted prior to the Maturity Date, then the Principal Balance shall be due and payable to Lender in full in cash on the Maturity Date. In the event that the

Principal Balance is not paid in full on the Maturity Date as set forth above, interest shall continue to accrue on the Principal Balance at the Default Rate until the date the Principal Balance plus such additional accrued interest is paid in full by the Company to Lender.

(c) Cancellation of Note. Upon a Conversion, the Lender agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Lender agrees to indemnify the Company from any loss incurred by it in connection with this Note); provided, however, that upon satisfaction of the conditions set forth in this Section 6, this Note will be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(d) Stock Purchase Agreement. Upon a Conversion, the Company and the Lender agree to enter into a stock purchase agreement with the same representations and warranties in all material respects as those set forth in the stock purchase agreement providing for the issuance and sale of Series G Preferred Stock of the Company (the “Series G Preferred”).

7. Subordination.

(a) Payment Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness.

(b) No Impairment. Nothing in this Section 7 is intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and Lender, the unconditional and absolute obligation of the Company to pay the Principal Balance or affect the relative rights of Lender and the other creditors of the Company (other than the holders of Senior Indebtedness). Nothing in this Note shall prevent Lender from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, of the holders of Senior Indebtedness with respect to the Company’s assets received upon the exercise of any such remedy.

8. Definitions.

“Conversion Price” means, a price per share equal to $16.3836.

“Conversion Shares” means for a Conversion, the total number of shares of Common Stock calculated by dividing (A) the Principal Balance by (B) the Conversion Price.

“Default Rate” means a rate per annum equal to two percent (2.00%) plus the rate otherwise applicable as provided in Section 2.

“Principal Balance” means the outstanding principal amount of, and all accrued interest under, this Note.

“Senior Indebtedness” means, unless expressly subordinated to, or made on a pari passu basis with, the amounts due under this Note, the principal of, unpaid interest on, and fees, expenses, costs and other amounts due in connection with (i) indebtedness of the Company to banks or commercial finance or other lending institutions regularly engaged in the business of lending money, whether or not secured (collectively, “Bank Indebtedness”), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for Bank Indebtedness or any indebtedness arising from the satisfaction of Bank Indebtedness by a guarantor, in each case whether incurred prior to or after the issue date of the Note, and including without limitation, obligations owing to Venture Lending & Leasing VII, Inc. pursuant to a note dated September 1, 2017 and to Venture Lending & Leasing VIII, pursuant to a note dated September 1, 2017.

“Securities Act” means the Securities Act of 1933, as amended.

9. Miscellaneous.

(a) Treatment of Note. The Company and Lender agree that the indebtedness evidenced by this Note is intended to be, and shall be treated as, debt for federal income and other applicable tax purposes. The Company and Lender agree to file all federal income and other applicable tax returns consistently with the foregoing and to not take any position inconsistent therewith.

(b) Amendment and Waiver. This Note may not be amended or waived without the written consent of the Company and the Lender.

(c) Fractional Shares; Effect of Conversion. No fractional shares will be issued upon conversion of this Note. In lieu thereof, the Company will pay to Lender an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full, the Company will be forever released from all its obligations and liabilities under this Note and this Note will be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Assignment. The Company may not assign this Note without the prior written consent of the Lender. Any proposed assignment (other than by grant of security interest to its senior lenders, which is hereby expressly permitted without notice) by the Lender is subject to the prior written consent of the Company (which consent shall not be required if an Event of Default has occurred and is continuing) and the following:

(i) Lender will give written notice to the Company prior to any assignment, describing briefly the manner thereof, together with a written opinion of Lender’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such assignment may be effected without registration or qualification (under any federal or state law then in effect).

(ii) Upon receiving such written notice and reasonably satisfactory opinion, or other evidence, the Company, as promptly as practicable, will notify Lender that Lender may assign, sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company.

(iii) The assigned Note must bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company, such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(e) Set-off. Lender is hereby authorized at any time and from time to time, without prior notice to the Company, set off and apply any and all amounts owed by Lender to the Company pursuant to the Purchase Agreement against any and all amounts owing by the Company to Lender under this Note.

(f) Notices. Notices and communications described in this Note will be in writing and sent by electronic mail to the applicable party at the address indicated on the signature page hereto.

(g) Governing Law. This Note is being delivered in, is intended to be performed in, will be construed and interpreted in accordance with, and be governed by the internal laws of the State of Delaware, without regard to principles of conflict of laws.

(h) Severability. In the event any one or more of the provisions of this Note, for any reason, will be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Note and the remaining provisions of this Note will remain operative and in full force and effect and in no way be affected, prejudiced, or disturbed thereby.

(i) Delays and Omissions. No delay or omission on the part of the Lender in exercising any right under this Note will operate as a waiver of such right or of any other right of the Lender, nor will any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(Signature page follows)

Execution Version

The parties have caused this Note to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

COMPANY:

EVENTBRITE, INC.

By:	/s/ Geoffrey R. Befumo
Name: Geoffrey R. Befumo
Title: Chief Financial Officer

Address:

LENDER:

PANDORA MEDIA, INC.

By:	/s/ Steve Bené
Name: Steve Bené
Title: General Counsel

Address:

Pandora Media, Inc.
Attention: General Counsel 2100 Franklin Street, Suite 600 Oakland, CA 94612

Signature Page to Convertible Subordinated Promissory Note